Entergy
639 Loyola Avenue
New Orleans, LA 70113

News
Release

Date:	Oct. 17, 2014

For Release:	Immediately

Contact:	Shona Sabnis (Media)	Paula Waters (Investor Relations)
	504-576-4238	504-576-4380
	ssabnis@entergy.com	pwater1@entergy.com

Entergy Provides Preliminary Third Quarter Earnings Guidance
Utility posts fifth straight quarter of industrial growth,
Entergy Wholesale Commodities receives added clarity on Vermont Yankee

New Orleans, La. – Entergy Corporation (NYSE: ETR) today indicated that it expects third quarter 2014 as-reported earnings of approximately $1.26 per share and operational earnings of approximately $1.67 per share. Results for third quarter 2013 were $1.34 per share on an as-reported basis and $2.41 per share on an operational basis. The Utility posted another quarter-over-quarter of industrial sales growth, led by the Gulf region of the service territory, and took steps to reduce uncertainty through a rate case settlement in Mississippi. EWC received added clarity on the decommissioning of the Vermont Yankee Nuclear Power Station, which, along with the rate case settlement, resulted in charges in third quarter 2014.
Entergy affirmed its 2014 operational earnings guidance range of $5.55 to $6.75 per share for the full year.
As-reported results are prepared in accordance with generally accepted accounting principles and comprise operational earnings and special items. Special items were recorded in third quarter 2013 for the transmission spin-merge transaction and human capital management program. Included in both third quarter

2013 and 2014 were special items for charges arising from the decision to close Vermont Yankee, including the effects of an updated decommissioning cost study completed in the current quarter.
As previously disclosed, the preparation of an updated decommissioning study was necessary to support filing of the post-shutdown decommissioning activities report planned for December and to obtain access to the bulk of the funds in the VY nuclear decommissioning trust to perform decommissioning work. With VY nearing shutdown, and as a result of the new cost estimate for decommissioning, Entergy increased the decommissioning cost liability and recorded a corresponding impairment charge of approximately $0.37 per share, which will be reflected as a special item in third quarter 2014 results. The increased decommissioning cost estimate was largely driven by near-term activities about which there is more certainty now that the plant is about to enter the decommissioning phase. Entergy expects to fund decommissioning and spent fuel management costs through a combination of the VY nuclear decommissioning trust and financing, with financing being repaid from litigation recoveries of spent fuel costs from the federal government. Entergy Nuclear Vermont Yankee has launched a website that contains the site assessment study and additional information about the nuclear plant’s decommissioning plan, vydecommissioning.com.
As indicated below, income tax is cited as a quarter-over-quarter variance explanation in each of the disclosure segments. On an overall company basis, the effective income tax rate in third quarter 2014 was approximately 40 percent.
Utility
Utility net revenue increased over third quarter last year due to rate actions and growth in weather-adjusted sales volume, primarily to industrial customers. These volume increases were offset by milder-than-normal weather in the current quarter, which reduced earnings by approximately $0.11 per share. Overall, Utility operational earnings were down, driven by a higher effective income tax rate, higher non-fuel operation and maintenance expense and a charge due to the likely outcome of a regulatory proceeding.

The regulatory charge relates to a joint stipulation between Entergy Mississippi, Inc. and the Mississippi Public Utilities Staff regarding Entergy Mississippi’s rate case filing. The proposed rate case settlement, subject to approval by the Mississippi Public Service Commission, includes:

•	an estimated $14 million net rate increase, reflecting a 10.07 percent allowed return on equity and a depreciation expense increase,

•	a formula rate plan with forward-looking features and

•	a transfer of System Agreement revenues to a rider to efficiently manage changes from Entergy Mississippi’s exit from the agreement next year.
Also included in the proposed settlement is Entergy Mississippi’s agreement, subject to approval by the Commission of the entire settlement agreement, not to pursue recovery of Entergy Mississippi’s regulatory asset for new nuclear generation development costs, which consequently resulted in an approximate $0.23 per share charge to operational earnings in third quarter 2014.
Entergy Wholesale Commodities
The quarter-over-quarter decrease in operational earnings for Entergy Wholesale Commodities was due to increased depreciation expense and a higher effective income tax rate on operational earnings. These items were partially offset by lower non-fuel operation and maintenance expense.
Parent & Other
Parent & Other results decreased for the quarter due to higher income tax expense.
Earnings Results Schedule
Entergy will report third quarter earnings results before market open on Tuesday, Nov. 4, 2014, and host a teleconference at 10 a.m. CST that day to discuss the earnings announcement and the company’s financial performance. The teleconference may be accessed by dialing (719) 325-2115, confirmation code 6761108, no more than 15 minutes prior to the start of the call or by visiting Entergy’s website at www.entergy.com. The presentation slides also will be available on Entergy’s website before market open on the day of the call. A replay of the teleconference will be available for seven days thereafter by dialing (719)

457-0820, confirmation code 6761108. The earnings release and presentation slides will also be available on the Entergy Investor Relations mobile web app. The app provides a convenient way to access the company's latest financial news and information, including financial releases, presentations and SEC filings, as well as the ETR stock quote. The mobile web app is available at enter.gy/ir.
Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including more than 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $11 billion and approximately 14,000 employees.

Additional investor information can be accessed at www.entergy.com/investor_relations

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Vermont Yankee or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (g) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings.